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                                  EXHIBIT 23.5

                        CONSENT OF BAIRD KURTZ & DOBSON


     We hereby consent to the incorporation by reference in this Amendment Number 1 to Registration Statement on Form S-4 (SEC File Number 333-66185) of our report dated August 22, 1996 appearing in the annual report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus that is a part of this Registration Statement.




                                                       BAIRD, KURTZ & DOBSON



November 9, 1998
Joplin, Missouri